UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

ROYAL DUTCH SHELL PLC	SHELL INTERNATIONAL FINANCE B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales	The Netherlands
(State of incorporation or organization)	(State of incorporation or organization)

N/A	N/A
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

Carel van Bylandtlaan 30

2596 HR The Hague

The Netherlands

(011 31 70) 377 9111

(Address of principal executive offices)

N/A

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.250% Guaranteed Notes due 2017	New York Stock Exchange
1.625% Guaranteed Notes due 2018	New York Stock Exchange
2.250% Guaranteed Notes due 2020	New York Stock Exchange
Floating Rate Guaranteed Notes due 2017	New York Stock Exchange
Floating Rate Guaranteed Notes due 2018	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-199736, 333-199736-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the securities to be registered is contained in the Prospectus Supplement dated November 5, 2015, and the Prospectus dated October 31, 2014, copies of which were electronically transmitted for filing with the Securities and Exchange Commission pursuant to Rule 424(b) on November 6, 2015, and each of which form a part of the Registrants’ Registration Statement on Form F-3 (Nos. 333-199736 and 333-199736-01), and are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed herewith and are incorporated herein by reference:

99.1 — Form of Senior Debt Securities of Shell International Finance B.V. (incorporated by reference to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-126726, 333-126726-01) filed on July 20, 2005).

99.2 — Form of Senior Indenture among the Registrants and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to the Registration Statement on Form F-3 of the Registrants (Registration Numbers 333-126726, 333-126726-01) filed on July 20, 2005).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 10, 2015

Royal Dutch Shell plc
(Registrant)

By:	/s/ Russell O’Brien
	Name:	Russell O’Brien
	Title:	Executive Vice President Treasury and Corporate Finance

Shell International Finance B.V.
(Registrant)

By:	/s/ Michael Ashworth
	Name:	Michael Ashworth
	Title:	Attorney-in-fact

By:	/s/ Ian Chisholm
	Name:	Ian Chisholm
	Title:	Attorney-in-fact